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Exhibit 1.1

                         Shares
APEX MORTGAGE CAPITAL, INC.
Common Stock
UNDERWRITING AGREEMENT

        May    , 2002

Credit Suisse First Boston Corporation
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Ladies and Gentlemen:

        1.    Introductory.    Apex Mortgage Capital, Inc., a Maryland corporation ("Company"), proposes to issue and sell to Credit Suisse First Boston Corporation ("Underwriter") an aggregate of                        shares ("Firm Securities") of its common stock, par value $0.01 per share ("Securities"). In addition, the Company also proposes to issue and sell to the Underwriter at the option of the Underwriter, an aggregate of not more than                        additional shares ("Optional Securities") of its Securities. The Firm Securities and the Optional Securities are herein collectively called the "Offered Securities". The Company hereby agrees with the Underwriter as follows:

        2.    Representations and Warranties of the Company.    The Company represents and warrants to, and agrees with, the Underwriter that:

          (a)  A registration statement (No. 333-81440), including a form of prospectus, relating to the Offered Securities has been filed with the Securities and Exchange Commission ("Commission") and has been declared effective under the Securities Act of 1933 (the "Act"). Such registration statement, as amended at the time of this Agreement, is hereinafter referred to as the "Registration Statement," and the form of prospectus included in the Registration Statement, as supplemented to reflect the terms of offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

          (b)  At the time it became effective, the Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, (i) the Registration Statement and the Prospectus conform in all material respects to the requirements of the Act and the Rules and Regulations, (ii) the Registration Statement will not, and (iii) the Prospectus, as amended or supplemented, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by the Underwriter specifically for use therein). The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects with the requirements of the Act or the Securities Exchange Act of 1934 ("Exchange Act"), as applicable, and the Rules and Regulations.

          (c)  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Maryland, with corporate power and authority to conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company ("Material Adverse Effect").

          (d)  The Company does not own, directly or indirectly, any subsidiaries.

          (e)  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities.

          (f)    Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering contemplated under this Agreement.

          (g)  There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

          (h)  The Offered Securities have been approved for listing on the American Stock Exchange, subject to official notice of issuance.

          (i)    No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made on or prior to the date hereof and such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under state securities laws or the laws of any foreign jurisdiction.

          (j)    The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, except in the case of this clause (i) for such breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect or (ii) any agreement or instrument to which the Company is a party or by which the Company is bound, except in the case of this clause (ii) for such breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) the charter or by-laws of the Company, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

          (k)  This Agreement has been duly authorized, executed and delivered by the Company.

          (l)    The Company does not own or lease any real property. Except as disclosed in the Prospectus, the Company has good title to all personal property and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by it; and except as disclosed in the

  Prospectus, the Company holds any leased personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by it.

          (m)  The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct its business and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

          (n)  Other than the executive officers named in the Registration Statement, the Company has no employees.

          (o)  The Company owns, possesses or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by it, or presently employed by it, and has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

          (p)  Except as disclosed in the Prospectus, to the Company's knowledge the Company is not in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), does not own or operate any real property contaminated with any substance that is subject to any environmental laws, is not liable for any off-site disposal or contamination pursuant to any environmental laws, nor is it subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

          (q)  Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against the Company that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

          (r)  The financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

          (s)  Except as disclosed in the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company, and, except as disclosed in or contemplated by the Prospectus, since such date there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (t)    The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

          (u)  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (v)  To the knowledge of the Company, the Company is not in breach of, or default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), the management agreement dated December 9, 1997, as amended (the "Management Agreement") between the Company and TCW Investment Management Company (the "Manager"), except where such breaches or defaults could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (w)  The Company is organized and operated in conformity with the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's proposed method of operation will enable it to satisfy the requirements for qualification as a real estate investment trust under the Code.

          (x)  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability.

          (y)  The Company has delivered to the Underwriter lockup letters from each of the executive officers and directors of the Company, except for John C. Argue, John A. Gavin and Carl C. Gregory III.

        3.    Purchase, Sale and Delivery of Offered Securities.    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of                        Cents ($            ) per share, the Firm Securities.

        The Company will deliver the Firm Securities to the Underwriter, at the office of O'Melveny & Myers LLP, 275 Battery Street, Suite 2600 San Francisco, California 94111 against payment by the Underwriter of the purchase price in Federal (same day) funds by wire transfer to an account at the Bank of New York, or such other bank reasonably acceptable to the Underwriter, at the above office of O'Melveny & Myers LLP, at 6:00 A.M., Pacific Time, on            , 2002, or at such other time not later than seven (7) full business days thereafter as the Underwriter and the Company determine, such time being herein referred to as the "First Closing Date". For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of Securities for all the Firm Securities sold pursuant to the offering contemplated by this Agreement. The certificates for the Firm Securities to be delivered by the Company will be in definitive form, in such authorized denominations and registered in such names as the Underwriter requests and will be made available for checking and packaging at the above office of O'Melveny & Myers LLP at least twenty-four (24) hours prior to the First Closing Date.

        In addition, upon written notice from the Underwriter given to the Company from time to time not more than thirty (30) days subsequent to the date of the final Prospectus used to offer and sell the Offered Securities, the Underwriter may purchase all or less than all of the Optional Securities at the same purchase price per share to be paid for the Firm Securities. The Company agrees to sell to the Underwriter the number of shares of Optional Securities specified in such notice and the Underwriter agrees to purchase such Optional Securities. Such Optional Securities may be purchased by the

Underwriter only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time, and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriter to the Company.

        The time for the delivery of and payment for the Optional Securities, being herein referred to as the "Optional Closing Date", which may be the First Closing Date (the First Closing Date and the Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by the Underwriter but shall be not later than five (5) full business days (or earlier, without the written consent of the Company, than three (3) full business days) after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on the Optional Closing Date to the Underwriter at the above office of O'Melveny & Myers LLP, against payment by the Underwriter of the purchase price therefor in Federal (same day) funds by wire transfer to an account at the Bank of New York, or such other bank reasonably acceptable to the Underwriter, at the above office of O'Melveny & Myers LLP. The certificates for the Optional Securities being purchased on the Optional Closing Date will be in definitive form, in such denominations and registered in such names as the Underwriter requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of O'Melveny & Myers LLP at a reasonable time in advance of such Optional Closing Date.

        4.    Offering by the Underwriter.    It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Prospectus and in accordance with the terms of this Agreement.

        5.    Certain Agreements of the Company.    The Company agrees with the Underwriter that:

          (a)  The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Underwriter, subparagraph (5)) not later than the second business day following the execution and delivery of this Agreement.

          (b)  The Company will advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use every reasonable effort to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c)  If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter's consent to nor its delivery of any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

          (d)  As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration

  Statement relating to the Offered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

          (e)  The Company will furnish to the Underwriter copies of the Registration Statement in the form it became effective (two (2) of which will be signed and will include all exhibits) and of all amendments thereto, any related preliminary prospectus, any related preliminary prospectus supplement, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the Underwriter or any dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriter requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available.

          (f)    The Company will arrange for the qualification of the Offered Securities for offer and sale under the securities or blue sky laws of such states as the Underwriter may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Offered Securities; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state.

          (g)  The Company will pay all expenses incident to the performance of its obligations under this Agreement, for (i) any filing fees and other expenses (including fees and disbursements of the Company's counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such states as the Underwriter and the Company have mutually agreed are appropriate (provided, however, that such filing fees and other expenses relating to such qualification, and the maintenance thereof, payable by the Company shall not exceed One Thousand Five Hundred Dollars ($1,500)), (ii) for any travel expenses of the Company's officers and employees (provided that the parties shall use their reasonable efforts to utilize a commercial carrier) and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and (iii) for expenses incurred in distributing preliminary prospectuses, preliminary prospectus supplements and the Prospectus (including any amendments and supplements thereto) to the Underwriter.

          (h)  For a period of 60 days after the date hereof, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Underwriter, except (i) issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, or (ii) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof.

        6.    Conditions of the Obligations of the Underwriter.    The obligations of the Underwriter to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on the Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a)  On or prior to the date of this Agreement, the Underwriter shall have received a letter, dated the date of delivery thereof, of Deloitte & Touche, LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

              (i)  in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

            (ii)  they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included or incorporated by reference in the Registration Statement;

            (iii)  on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

              (A)  the unaudited financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

              (B)  the unaudited total revenues, net income and net income per share amounts described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

              (C)  at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock of the Company or, at the date of the latest available balance sheet read by such accountants, there was any decrease in total assets or stockholders' equity, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

              (D)  for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year in total revenues or net income or in the total or per share amounts of net income;

      except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

            (iv)  they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

  All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

          (b)  The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.

          (c)  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company which, in the reasonable judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of the Underwriter, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or the American Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

          (d)  The Underwriter shall have received an opinion, dated the Closing Date, of O'Melveny & Myers LLP, counsel for the Company, to the effect that:

              (i)  The Company is duly qualified as a foreign corporation to do business in the State of California, and the Company is in good standing in that State; and other than as disclosed in the Prospectus, there are no subsidiaries of the Company;

            (ii)  The Company is not an "investment company" required to register under the Investment Company Act of 1940;

            (iii)  No consent, approval or order of any federal or California governmental or regulatory authority that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by this Agreement is required on the part of the Company for the execution and delivery of, and performance of its obligations under, this Agreement, except such as have been obtained under the Act and such as may be required under applicable Blue Sky or state securities laws, and except that such counsel shall express no opinion as to any necessary qualification under the Blue Sky or state securities laws of the various jurisdictions in which the Offered Securities are being offered by the Underwriter or any approval of the underwriting terms or arrangements by the NASD;

            (iv)  The execution and delivery of this Agreement by the Company do not, and the Company's performance of its obligations under this Agreement will not (A) violate, breach or result in a default, in any material respect, under any existing obligation of or restriction on the Company under any other agreement listed as an exhibit to the Registration Statement and to which the Company is a party, or (B) breach or otherwise violate, in any material respect, any existing obligation of or restriction on the Company under any decree, judgment or order of any California or federal court or governmental authority binding on the Company and known to such counsel to be applicable to the Company;

            (v)  The execution and delivery of this Agreement by the Company do not, and the Company's performance of its obligations under this Agreement will not cause the Company to violate, in any material respect, any current California or federal statute, rule or regulation that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Company or to this transaction, except that, for purposes of this section (v), such counsel shall express no opinion regarding any federal securities laws, or Blue Sky or state securities laws or the indemnification and contribution provisions set forth in Section 7 of this Agreement; and

            (vi)  The Registration Statement has been declared effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act, and the Registration Statement, at the time it was declared effective and as of the date of this Agreement, and the Prospectus, as of the date of this Agreement, and any amendment or supplement thereto, as of its date, appeared on its face to comply as to form in all material respects with the relevant requirements of the Act and the Rules and Regulations; each of the documents incorporated by reference in the Prospectus, at the time such document was filed with the Commission, appeared on its face to comply as to form in all material respects with the relevant requirements of the Exchange Act and the Rules and Regulations; such counsel have no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of this Agreement or as of such Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel shall express no opinion as to the financial statements or other financial data contained or incorporated by reference in the Registration Statement or the Prospectus.

          (e)  The Underwriter shall have received an opinion, dated the Closing Date, of O'Melveny & Myers LLP, counsel for the Company, to the effect that:

              (i)  The Company has been organized in conformity with the requirements for qualification as a real estate investment trust under the Code for its taxable years ended December 31, 1997 through December 31, 2001, and the Company's contemplated method of operation, as described in the Registration Statement, will enable it to satisfy the requirements for such qualification for its taxable year ending December 31, 2002, and each taxable year thereafter; and

            (ii)  The section of the Registration Statement entitled "Federal Income Tax Considerations" identifies and fairly summarizes the material federal income tax considerations to a holder of Common Stock, and to the extent such summaries involve matters of law, such statements of law, although neither exhaustive nor purporting to discuss any state or local tax considerations or all possible federal income tax considerations of the purchase, ownership and disposition of Common Stock, are correct in all material respects.

          (f)    The Underwriter shall have received an opinion, dated the Closing Date, of Ballard, Spahr Andrews & Ingersoll, LLP, special Maryland counsel for the Company, to the effect that:

              (i)  The authorized, issued and outstanding capital stock of the Company as of March 31, 2002, consisting of 24,788,000 shares of Securities, conform as to legal matters to the description thereof contained in the section of the Prospectus captioned "Description of Our Capital Stock"; the Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization" as of the date stated in such section; and the outstanding shares of capital stock of the Company, as of March 31, 2002, consisting of 24,788,000 shares of Securities, have been duly authorized and validly issued and are fully paid and non-assessable;

            (ii)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with the requisite corporate power and authority to own its properties and to conduct its business as described in the Prospectus and to execute and deliver this Agreement and to consummate the transactions described in this Agreement;

            (iii)  The execution, delivery and performance of this Agreement by the Company and the issuance and sale of the Offered Securities by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) the Maryland General Corporation Law ("MGCL") or (B) the charter or by-laws of the Company;

            (iv)  The execution and delivery by the Company of the Agreement have been duly authorized by all necessary corporate action required under the charter and bylaws of the Company and the MGCL; and the Agreement has been duly executed and, to our knowledge, delivered by the Company;

            (v)  No consent, approval, authorization, or order of, or filing with any governmental agency or body, or any court, of the State of Maryland is required under any provision of the MGCL for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company;

            (vi)  The Offered Securities have been duly authorized for issuance and sale pursuant to this Agreement and when the Offered Securities have been issued and duly delivered against payment therefor as contemplated by this Agreement, the Offered Securities will be validly issued, fully paid and non-assessable; and the issuance and sale of the Offered Securities by the Company is not subject to preemptive or other similar rights arising under the MGCL or the charter and bylaws of the Company;

          (vii)  The form of the specimen stock certificate used to evidence the Offered Securities complies in all material respects with applicable statutory provisions of the MGCL and with any applicable requirements of the charter and bylaws of the Company; and

          (viii)  The statements under the captions "Description of Our Capital Stock" and "Selected Provisions of Maryland Law and Our Charter and Bylaws" in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of Maryland corporate law and a description of the charter and bylaws of the Company, have been reviewed by us and are accurate in all material respects.

          (g)  The Underwriter shall have received from Manatt, Phelps & Phillips, LLP, counsel for the Underwriter, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statement, the Prospectus and other related matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Manatt, Phelps & Phillips, LLP may rely as to the incorporation of the Company and all other matters governed by Maryland law upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP, referred to above.

          (h)  The Underwriter shall have received a certificate, dated the Closing Date, of Philip A. Barach, President and Chief Executive Officer, and David S. DeVito, Chief Financial Officer and Controller of the Company, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company except as set forth in or contemplated by the Prospectus or as described in such certificate.

          (i)    The Underwriter shall have received a letter, dated such Closing Date, of Deloitte & Touche, LLP, which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three (3) days prior to such Closing Date for the purposes of this subsection.

          (j)    On or prior to the First Closing Date, the Underwriter shall have received lockup letters from each of John C. Argue, John A. Gavin and Carl C. Gregory III.

          (k)  The Company shall have caused the Manager to furnish to the Underwriter the letter agreement executed by Philip K. Holl or such other officer of the Manager as the Manager shall determine substantially in the form of Exhibit 1 attached hereto (the "Manager's Representation Letter") and the representations and warranties in the Manager's Representation Letter shall be accurate in all material respects as of the date hereof and the Closing Date.

The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests. The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter hereunder, whether in respect of the Optional Closing Date or otherwise.

        7.    Indemnification and Contribution.

          (a)  The Company shall indemnify and hold harmless the Underwriter, its partners, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and, subject to the terms of Section 7(c) of this Agreement, will reimburse the Underwriter for legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) below.

          (b)  The Underwriter shall indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting" and the information contained in the final paragraph under the caption "Underwriting."

          (c)  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

          (d)  If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall not be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e)  The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which it may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

        8.    Survival of Certain Representations and Obligations.    The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Underwriter is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriter pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason other than the occurrence of any event specified in clause (iii), (iv), (v) (vi) or (vii) of Section 6(c), the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

        9.    Notices.    All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or faxed and confirmed to Credit Suisse First Boston Corporation at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group (fax: 212-325-4269), or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at 865 South Figueroa Street, Los Angeles, California 90017, Attention: Mr. Philip A. Barach (fax: 213- 488-3366) with a copy to O'Melveny & Myers LLP, 275 Battery Street, Suite 2600, San Francisco, California 94111, Attention: Peter T. Healy, Esq. (fax: 415-984-8701).

        10.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 of this Agreement, and no other person, partnership, association or corporation will have any right or obligation under or by virtue of this Agreement.

        11.    Counterparts; Headings.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not part of this Agreement.

        12.    Applicable Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

        The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

Apex Mortgage Capital, Inc.

By:
Philip A. Barach Chief Executive Officer and President

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Credit Suisse First Boston Corporation

By:

Title:

S-1

EXHIBIT 1

May    , 2002

Credit Suisse First Boston Corporation
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Ladies and Gentlemen:

        In connection with that certain Underwriting Agreement, dated May 23, 2002 (the "Underwriting Agreement," and all capitalized terms herein shall have the meanings ascribed to them in the Underwriting Agreement unless otherwise defined herein) by and between Apex Mortgage Capital, Inc., a Maryland corporation (the "Company"), and you as the Underwriter, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, TCW Investment Management Company (the "Manager") represents and warrants the following to the Underwriter as of the date hereof:

  1.
  The Manager has been duly incorporated and is validly existing and in good standing under the laws of the State of California with the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now conducted, and to perform its obligations under the Management Agreement.

  2.
  The Manager is duly qualified or registered to transact business in each jurisdiction in which it conducts its business, except where the failure to be so qualified or registered could not reasonably be expected to have a Material Adverse Effect.

  3.
  The Manager is not in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Manager is a party or by which it is bound or its properties are subject, except for such violations or defaults which could not be reasonably expected not to have a Material Adverse Effect.

  4.
  The execution and delivery of the Management Agreement did not, and the performance of the Management Agreement and consummation of the transactions contemplated therein do not and will not conflict with or constitute a breach of, or default under or result in the creation or imposition of a lien, charge or encumbrance upon any property or asset of the Manager pursuant to any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Manager is a party or by which it is bound or its properties are subject, except for such conflicts, breaches or defaults, liens, charges or encumbrances which could not reasonably be expected to have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Manager, or any applicable law or any judgment, order, writ or decree of any government, governmental instrumentality or court having jurisdiction over the Manager or any of its properties or operations, except for such violations which could not reasonably be expected to have a Material Adverse Effect.

  5.
  The Management Agreement was duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, by general principles of equity, and by federal or state securities laws and public policy considerations in respect thereof.

EX 1-1

  6.
  No filing with or authorization, approval, consent, license or order of any governmental authority or agency is required in connection with the performance by the Manager of its obligations under the Management Agreement.

  7.
  The information set forth under the captions "Our Company-Overview" and "Risks Related to Conflicts of Interest" in the Preliminary Prospectus, Preliminary Prospectus Supplement and the Prospectus (to the extent such statements relate to the Manager) (i) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated in the Registration Statement, or necessary to make the statements made therein not misleading, and (ii) does not contain any untrue statement of a material fact required to be stated in the Preliminary Prospectus, Preliminary Prospectus Supplement and the Prospectus or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        The Manager possesses such licenses, approvals, consents and other authorizations issued by appropriate regulatory agencies or bodies necessary to conduct its business, except where the failure to possess such licenses, approvals, consents and other authorizations could not reasonably be expected to have a Material Adverse Effect. There is no action, suit, proceeding, inquiry or investigation pending or, to the Manager's knowledge, threatened against the Manager which if determined adversely to the Manager could reasonably be expected to result in a Material Adverse Effect and which could materially affect the consummation of the transactions contemplated by the Underwriting Agreement.

        The Manager is not prohibited by the Investment Advisers Act of 1940, as amended or the rules and regulations thereunder, from acting under the Management Agreement.

THIS REPRESENTATION LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The parties hereto irrevocably submit to the exclusive jurisdiction of any United States federal sitting in New York, New York, in respect of any suit, action or proceeding arising out of or relating to this Representation Letter, and hereby irrevocably agree that all claims in respect of any such suit, action or proceeding shall be held and determined in any such court. Each of the parties hereto irrevocably waives any objection to the laying of the venue of any such suit, action or proceeding brought in any such court.

EX 1-2

TCW INVESTMENT MANAGEMENT COMPANY

By:	Name: Philip K. Holl Title: Senior Vice President

Accepted and agreed to as of the date first written above:

Credit Suisse First Boston Corporation

By:
Name: Title:

EX 1-3

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  Exhibit 1.1
EXHIBIT 1